UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39594	81-2154263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 655-4168

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On October 7, 2025, Spruce Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers (i) 502,181 shares of the Company’s common stock (“Common Stock”) and (ii) pre-funded warrants to purchase up to 233,144 shares of Common Stock (the “Pre-Funded Warrants”) in a private placement transaction (the “Private Placement”). The purchase price per share of Common Stock is $68.00 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is $67.99, which equals the Purchase Price minus the $0.01 exercise price per Pre-Funded Warrant. The closing of the Private Placement is expected to occur on or about October 9, 2025 (the “Closing”), subject to the satisfaction of customary closing conditions. The total gross proceeds to the Company at the Closing are expected to be approximately $50.0 million.

The Pre-Funded Warrants have a per share exercise price of $0.01 subject to proportional adjustments in the event of stock splits or combinations or similar events. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that after giving effect to such exercise the holder would own more than 9.99% (or, at the holder’s option upon issuance, 4.99%) of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants. The Pre-Funded Warrants will be exercisable for a period of five years following the date of issuance.

Leerink Partners, Citizens Capital Markets and H.C. Wainwright & Co. are acting as placement agents for the Private Placement and Oppenheimer & Co. is acting as capital markets advisor (collectively, the “Placement Agents”) for the Private Placement. The Placement Agents are entitled to receive a portion of a combined fee equal to approximately 6.0% of the aggregate gross proceeds from the securities sold at the Closing, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 20 days after the Closing (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock and Common Stock issuable upon exercise of the Pre-Funded Warrants issued under the Purchase Agreement, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing is only a summary of the terms of the Purchase Agreement and Pre-Funded Warrants and does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the form of Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1 and (ii) the form of Pre-Funded Warrant to be issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Rule 506 of Regulation D thereunder. Each of the Purchasers has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities.

Item 8.01	Other Events.

The Company intends on advancing tralesinidase alfa enzyme replacement therapy (TA-ERT) for the treatment of Sanfilippo Syndrome Type B (MPS IIIB) through a biologics license application submission in the first quarter of 2026 and potential U.S. commercial launch in late 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the offering, such as the expected gross proceeds and anticipated closing date, and the timing of BLA submission and potential commercial launch. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 and in the Company’s other periodic and Current Reports filed with the SEC. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.1	Form of Securities Purchase Agreement, dated October 7, 2025, by and among Spruce Biosciences, Inc. and the Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date: October 8, 2025	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer